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                                                                      Exhibit 16


August 11, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Sanchez Computer Associates, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K dated August 7, 1998. We agree with the statements concerning our Firm in such Form 8-K

Very truly yours,


PricewaterhouseCoopers L.L.P.